   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998

                                                      REGISTRATION NO. 333-59557
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          CELL PATHWAYS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               2834                              23-246900
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                          CELL PATHWAYS HOLDINGS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044
                           TELEPHONE: (215) 706-3800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ROBERT J. TOWARNICKI
                            CHIEF EXECUTIVE OFFICER
                          CELL PATHWAYS HOLDINGS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044
                           TELEPHONE: (215) 706-3800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

     JAMES C.T. LINFIELD, ESQ.                 RICHARD H. TROY                  STEPHEN M. GOODMAN, ESQ.
        REX R. O'NEAL, ESQ.           SENIOR VICE PRESIDENT -- CORPORATE         MICHAEL J. SHIM, ESQ.
         COOLEY GODWARD LLP            DEVELOPMENT AND GENERAL COUNSEL        MORGAN, LEWIS & BOCKIUS LLP
  2595 CANYON BOULEVARD, SUITE 250       CELL PATHWAYS HOLDINGS, INC.            2000 ONE LOGAN SQUARE
      BOULDER, COLORADO 80302                702 ELECTRONIC DRIVE           PHILADELPHIA, PENNSYLVANIA 19103
           (303) 546-4000                HORSHAM, PENNSYLVANIA 19044                 (215) 963-5000
                                                (215) 706-3800

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement and the effective time of (i) the proposed merger (the "Tseng Merger") of Tseng Sub, Inc. with and into Tseng Labs, Inc. ("Tseng") and (ii) the proposed merger (the "CPI Merger") of CPI Sub, Inc. with and into Cell Pathways, Inc. ("CPI"), as described in the Agreement and Plan of Reorganization, dated as of June 23, 1998 (the "Reorganization Agreement"), attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. The CPI Merger and the Tseng Merger are referred to herein together as the "Transactions."

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law (the "Delaware Code"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Generally, the Registrant's Bylaws provide that the Registrant will indemnify each of its directors and officers to the fullest extent not prohibited by Delaware law, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to a suit brought by or in the right of the Registrant, indemnification will not be provided for expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. The Registrant's Bylaws also provide that CPHI may indemnify employees and other agents of CPHI who are not directors or officers as set forth in the Delaware Code.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     In addition, the Registrant will provide directors' and officers' insurance to each of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
2.1*      Agreement and Plan of Reorganization dated as of June 23,
          1998 among Cell Pathways, Inc., and Tseng Labs, Inc.
          (attached as Appendix A to Joint Proxy
          Statement/Prospectus).
3.1*      Certificate of Incorporation of Cell Pathways Holdings, Inc.
3.2*      Bylaws of Cell Pathways Holdings, Inc.
3.3*      Articles of Incorporation of Tseng Labs, Inc.
3.4       By-Laws of Tseng Labs, Inc.
3.5*      Sixth Amended and Restated Certificate of Incorporation of
          Cell Pathways, Inc. (attached as Appendix B to Joint Proxy
          Statement/Prospectus)
4.1*      Reference is made to Exhibits 3.1 and 3.2.
4.2*      Specimen certificate of Registrant.
5.1*      Legal opinion of Cooley Godward LLP.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
8.1*      Tax opinion of Cooley Godward LLP.
8.2*      Tax opinion of Morgan, Lewis & Bockius LLP.
10.1*     Fourth Amended and Restated Stockholders' Agreement, dated
          April 1998, among Cell Pathways, Inc. and the stockholders listed on the signature pages thereto.
10.2*     Lease, dated June 25, 1998, between Cell Pathways, Inc. and
          ARE-702 Electronic Drive, L.P.
10.3*     1997 Equity Incentive Plan of Cell Pathways, Inc.
10.4*     Form of Incentive Stock Option Agreement.
10.5*     1997 Non-Employee Director Stock Option Plan of Cell
          Pathways, Inc.
10.6*     Form of Stock Option Agreement.
10.7*     1997 Employee Stock Purchase Plan of Cell Pathways, Inc.(1).
10.8*     Employment Agreement, dated November 6, 1997, between Cell
          Pathways, Inc. and Brian J. Hayden (1).
10.9*     1995 Stock Award Plan of Cell Pathways, Inc.(1).
10.10*    Employment Agreement, dated October 12, 1996, between Cell
          Pathways, Inc. and Robert J. Towarnicki(1).
10.11*    Employment Agreement, dated February 1, 1993, between Cell
          Pathways, Inc. and Rifat Pamukcu(1).
10.12*    Memorandum of Employment, dated January 1, 1993, between
          Cell Pathways, Inc. and Richard H. Troy(1).
10.13*    Agreement, dated June 30, 1994, between Cell Pathways, Inc.
          and the Division of Cancer Prevention and Control, National
          Cancer Institute(1).
10.14*    Amendment to Agreement, dated September 4, 1996, between
          Cell Pathways, Inc. and the Division of Cancer Prevention
          and Control, National Cancer Institute(1).
10.15*    Research and License Agreement, dated June 26, 1991, between
          Cell Pathways, Inc. and the University of Arizona, as
          amended(1).
10.16*    Lease, dated August 9, 1993, between Cell Pathways, Inc. and
          WRC Properties, Inc.(1).
10.17*    Severance Agreement, dated April 17, 1998, between Tseng
          Labs, Inc. and John J. Gibbons.
10.18*    Severance Agreement, dated April 17, 1998, between Tseng
          Labs, Inc. and Mark Karsch.
10.19*    Tseng Labs, Inc. Nonqualified Stock Option Plan.
10.20*    Tseng Labs, Inc. 1991 Stock Option Plan.
10.21*    Tseng Labs, Inc. 1991 Special Directors Stock Option Plan.
10.22*    Tseng Labs, Inc. 1995 Stock Option Plan.
10.23*    Asset Purchase Agreement between Tseng Labs, Inc. and ATI
          Research, Inc. dated as of December 16, 1997.
10.24*    Agreement of Sale and Purchase dated as of August 20, 1998 among Tseng International Labs, Inc. and Liberty Property
          Limited Partnership.
22.1*     Subsidiaries of Tseng Labs, Inc.
23.1*     Consent of Cooley Godward LLP (included in opinions filed as
          Exhibits 5.1 and 8.1).
23.2*     Consent of Morgan, Lewis & Bockius LLP (included in opinions filed as Exhibit 8.2).
23.3*     Consent of Arthur Andersen LLP
23.4*     Consent of Arthur Andersen LLP
23.5*     Consent of Janney Montgomery Scott Inc.
24.1*     Power of Attorney.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
27.1*     Financial Data Schedule as of and for the period ended
          December 31, 1997.
27.2*     Financial Data Schedule as of and for the period ended June
          30, 1998.
99.1*     Form of Proxy Card for the Cell Pathways, Inc. Special
          Meeting.
99.2*     Form of Proxy Card for the Tseng Labs, Inc. Special Meeting.
99.3*     Consent of Director Nominee John J. Gibbons.
99.4*     Consent of Director Nominee Louis M. Weiner, M.D.
99.5*     Consent of Louis M. Weiner, M.D. to being named in the
          Registration Statement.
99.6*     Consent of Panitch Scharze Jacobs & Nadel, P.C. to being
          named in the Registration Statement.

---------------
 *  Previously filed.

(1) Filed as an exhibit to Cell Pathways, Inc.'s Registration Statement on Form S-1, filed October 9, 1997, file number 333-37557, or amendments thereto and incorporated by reference.

     (b) FINANCIAL STATEMENT SCHEDULES.

     All other schedules are omitted because they are not required, are not applicable, or the information is included in the consolidated financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration

Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and CPI being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, County of Montgomery, Commonwealth of Pennsylvania, on the 22nd day of September, 1998.

                                          CELL PATHWAYS HOLDINGS, INC.

                                          By:   /s/ ROBERT J. TOWARNICKI
                                            ------------------------------------
                                                    Robert J. Towarnicki
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----
             /s/ ROBERT J. TOWARNICKI                President, Chief Executive      September 22, 1998
---------------------------------------------------    Officer and Director
               Robert J. Towarnicki                    (principal executive
                                                       officer)

                /s/ BRIAN J. HAYDEN                  Chief Financial Officer;        September 22, 1998
---------------------------------------------------    Vice President -- Finance;
                  Brian J. Hayden                      Treasurer (principal
                                                       financial and accounting
                                                       officer)

                         *                           Senior Vice President --        September 22, 1998
---------------------------------------------------    Corporate Development;
                  Richard H. Troy                      General Counsel, Secretary
                                                       and Director

                         *                           Chairman of the Board of        September 22, 1998
---------------------------------------------------    Directors
                 William A. Boeger

                         *                           Director                        September 22, 1998
---------------------------------------------------
                 Thomas M. Gibson

                         *                           Director                        September 22, 1998
---------------------------------------------------
            Judith A. Hemberger, Ph.D.

                         *                           Director                        September 22, 1998
---------------------------------------------------
                Roger J. Quy, Ph.D.

                         *                           Director                        September 22, 1998
---------------------------------------------------
                   Bruce R. Ross

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----
                         *                           Director                        September 22, 1998
---------------------------------------------------
                  Peter G. Schiff

                         *                           Director                        September 22, 1998
---------------------------------------------------
               Randall M. Toig, M.D.

           *By: /s/ ROBERT J. TOWARNICKI
   ---------------------------------------------
               Robert J. Towarnicki
                 Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                      DESCRIPTION OF DOCUMENT                         PAGE
-------                     -----------------------                     ------------
2.1*      Agreement and Plan of Reorganization dated as of June 23,
          1998 among Cell Pathways, Inc., and Tseng Labs, Inc.
          (attached as Appendix A to Joint Proxy
          Statement/Prospectus).......................................
3.1*      Certificate of Incorporation of Cell Pathways Holdings,
          Inc. .......................................................
3.2*      Bylaws of Cell Pathways Holdings, Inc. .....................
3.3*      Articles of Incorporation of Tseng Labs, Inc. ..............
3.4       By-Laws of Tseng Labs, Inc. ................................
3.5*      Sixth Amended and Restated Certificate of Incorporation of
          Cell Pathways, Inc. (attached as Appendix B to Joint Proxy
          Statement/Prospectus).......................................
4.1*      Reference is made to Exhibits 3.1 and 3.2 ..................
4.2*      Specimen certificate of Registrant..........................
5.1*      Legal opinion of Cooley Godward LLP.........................
8.1*      Tax opinion of Cooley Godward LLP...........................
8.2*      Tax opinion of Morgan, Lewis & Bockius LLP..................
10.1*     Fourth Amended and Restated Stockholders' Agreement, dated
          April 1998, among Cell Pathways, Inc. and the stockholders listed on the signature pages thereto.......................
10.2*     Lease, dated June 25, 1998, between Cell Pathways, Inc. and
          ARE-702 Electronic Drive, L.P. .............................
10.3*     1997 Equity Incentive Plan of Cell Pathways, Inc. ..........
10.4*     Form of Incentive Stock Option Agreement....................
10.5*     1997 Non-Employee Director Stock Option Plan of Cell
          Pathways, Inc. .............................................
10.6*     Form of Stock Option Agreement..............................
10.7*     1997 Employee Stock Purchase Plan of Cell Pathways,
          Inc.(1).....................................................
10.8*     Employment Agreement, dated November 6, 1997, between Cell
          Pathways, Inc. and Brian J. Hayden(1).......................
10.9*     1995 Stock Award Plan of Cell Pathways, Inc.(1).............
10.10*    Employment Agreement, dated October 12, 1996, between Cell
          Pathways, Inc. and Robert J. Towarnicki(1)..................
10.11*    Employment Agreement, dated February 1, 1993, between Cell
          Pathways, Inc. and Rifat Pamukcu(1).........................
10.12*    Memorandum of Employment, dated January 1, 1993, between
          Cell Pathways, Inc. and Richard H. Troy(1)..................
10.13*    Agreement, dated June 30, 1994, between Cell Pathways, Inc.
          and the Division of Cancer Prevention and Control, National
          Cancer Institute(1).........................................
10.14*    Amendment to Agreement, dated September 4, 1996, between
          Cell Pathways, Inc. and the Division of Cancer Prevention
          and Control, National Cancer Institute(1)...................
10.15*    Research and License Agreement, dated June 26, 1991, between
          Cell Pathways, Inc. and the University of Arizona, as
          amended(1)..................................................
10.16*    Lease, dated August 9, 1993, between Cell Pathways, Inc. and
          WRC Properties, Inc.(1).....................................

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                      DESCRIPTION OF DOCUMENT                         PAGE
-------                     -----------------------                     ------------
10.17*    Severance Agreement, dated April 17, 1998, between Tseng
          Labs, Inc. and John J. Gibbons..............................
10.18*    Severance Agreement, dated April 17, 1998, between Tseng
          Labs, Inc. and Mark Karsch..................................
10.19*    Tseng Labs, Inc. Nonqualified Stock Option Plan.............
10.20*    Tseng Labs, Inc. 1991 Stock Option Plan.....................
10.21*    Tseng Labs, Inc. 1991 Special Directors Stock Option Plan...
10.22*    Tseng Labs, Inc. 1995 Stock Option Plan.....................
10.23*    Asset Purchase Agreement between Tseng Labs, Inc. and ATI
          Research, Inc. dated as of December 16, 1997................
10.24*    Agreement of Sale and Purchase dated as of August 20, 1998 among Tseng International Labs, Inc. and Liberty Property
          Limited Partnership.........................................
22.1*     Subsidiaries of Tseng Labs, Inc. ...........................
23.1*     Consent of Cooley Godward LLP (included in opinions filed as
          Exhibits 5.1 and 8.1).......................................
23.2*     Consent of Morgan, Lewis & Bockius LLP (included in opinions filed as Exhibit 8.2).......................................
23.3*     Consent of Arthur Andersen LLP..............................
23.4*     Consent of Arthur Andersen LLP..............................
23.5*     Consent of Janney Montgomery Scott Inc. ....................
24.1*     Power of Attorney...........................................
27.1*     Financial Data Schedule as of and for the period ended
          December 31, 1997...........................................
27.2*     Financial Data Schedule as of and for the period ended June
          30, 1998....................................................
99.1*     Form of Proxy Card for the Cell Pathways, Inc. Special
          Meeting.....................................................
99.2*     Form of Proxy Card for the Tseng Labs, Inc. Special
          Meeting.....................................................
99.3*     Consent of Director Nominee of John J. Gibbons..............
99.4*     Consent of Director Nominee Louis M. Weiner, M.D. ..........
99.5*     Consent of Louis M. Weiner, M.D. to being named in the
          Registration Statement......................................
99.6*     Consent of Panitch Scharze Jacobs & Nadel, P.C. to being
          named in the Registration Statement.........................

---------------
 *  Previously filed.

(1) Filed as an exhibit to Cell Pathways, Inc.'s Registration Statement on Form S-1, filed October 9, 1997, file number 333-37557, or amendments thereto and incorporated by reference.